Exhibit 99.9

                        OraLabs Files Preliminary Proxy

    PARKER, Colo.--(BUSINESS WIRE)--Aug. 22, 2006--OraLabs Holding Corp. (Nasdaq:OLAB) announced today that yesterday it filed a Preliminary Proxy Statement with the United States Securities and Exchange Commission that contains a complete statement of the proposed transactions to be undertaken in accordance with the provisions of the previously disclosed Stock Exchange Agreement, as amended, with Partner Success Holdings Limited. The contents of the Preliminary Proxy Statement and the terms of the transactions may change prior to the filing of a Definitive Proxy Statement. Closing of the transactions remains subject to numerous conditions and there is no assurance that a Definitive Proxy Statement will be filed or that closing of the transactions will occur.

    OraLabs, Inc. manufactures Ice Drops(R) brands oral care products; Sour Zone(TM) brands sour products; and Lip Rageous(R), Lip Naturals(R), Chap Ice(R), Extra Lip Moisturizer, Leashables(R), Chapgrip(R) and Soothe & Shine(R) brands of lip balm. The product line includes breath drops and sprays, sour drops and sprays, lip balms and a variety of private label products. The Company distributes Sanell(TM) hand sanitizer and Eyelieve(TM) sterile eye products. The Company's products are currently sold in the USA nationally as well as numerous foreign countries. The products are sold through wholesale distributors as well as by direct sale to mass retailers, grocery stores, convenience stores and drug stores.

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to statements regarding anticipated sales growth, expectations regarding financial results for the quarter and expectations regarding future outcomes. These statements are based on the Company's current beliefs and expectations as to such future outcomes. These statements involve a number of risks, uncertainties, and other factors that could cause results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

    CONTACT: OraLabs Holding Corp.
             Gary Schlatter, 303-783-9499
             gschlatter@oralabs.com